Exhibit 10.25

SECOND AMENDMENT TO TAX SHARING AGREEMENT

THIS SECOND AMENDMENT TO TAX SHARING AGREEMENT (the “Amendment”) made as of December 23, 2005 by and among AGI Holding Corp. (the “Parent”) and each direct and indirect subsidiary of the Parent (collectively the “Subsidiaries”);

WHEREAS, the parties hereto have entered into (or automatically become parties to) a Tax Sharing Agreement dated as of August 1, 1993, as amended (the “Tax Sharing Agreement”) pertaining, inter alia, to the allocation and payment of Federal Income Taxes and State Unitary Taxes (capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Tax Sharing Agreement); and

WHEREAS, the Parent proposes to elect Subchapter S treatment pursuant to Subchapter S of the Internal Revenue Code of 1986, as amended (the “Code”) commencing with the 2006 fiscal year and, as a result, the Subsidiaries (other than Camping World, Inc. and its subsidiaries) will be treated as “Q-Subs” under the Code (the “Subchapter S Election”); and

WHEREAS, the Parent has filed the Amended Returns and the Parent has agreed to indemnify the Subsidiaries for any Loss; and

WHEREAS, the parties hereto agree that “Loss” includes any costs and expenses in connection with or a result of the Subchapter S Election and any tax liability or obligation (including sales and use taxes), interest or penalties to which any Subsidiary becomes subject as a result of, or in connection, with the Subchapter S Election, whether the “Loss” is occasioned as a result of actions taken by a Tax Authority or otherwise; and

WHEREAS, as a condition to participation by the Subsidiaries in the Subchapter S Election, the Parent has agreed to confirm its agreement and understanding regarding the meaning of “Loss”;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto hereby agree as follows:

1.             The parties hereto agree that “Loss” includes any costs and expenses in connection with or a result of the Subchapter S Election and any tax liability or obligation (including but not limited to federal, state, local, sales and use taxes), interest or penalties to which any Subsidiary becomes subject as a result of, or in connection, with the Subchapter S Election, whether the “Loss” is occasioned as a result of actions taken by a Tax Authority or otherwise.

2.             The Subsidiaries agree to cooperate with the Parent in the Subchapter S Election and provide such information to the Parent as the Parent may reasonably request in connection with the preparation and the filing thereof.

3.             In the event of any action resulting in a Loss, the Parent agrees to take such action and engage such personnel, including tax accountants and tax counsel, as may be necessary or appropriate in connection therewith, all as determined in the reasonable judgment of the Parent and the Subsidiaries agree to cooperate with the Parent and provide such information to the Parent as the Parent may reasonably request.

4.             The Parent hereby confirms its unconditional and irrevocable agreement to indemnify and forever hold the Subsidiaries harmless from and against any and all Losses.  The Parent agrees to pay to any Subsidiary that incurs any Loss the amount thereof in cash upon demand by such Subsidiary.

5.             This Amendment shall not be assigned or conveyed by any party hereto to any other person or entity without the prior written consent of the other parties hereto.  Except as so limited, this Amendment shall be binding and shall inure to the benefit of the parties hereto, their respective successors and assigns.  Except for such successors and assigns, it is understood that the benefits of this Amendment shall inure solely to the parties hereto and no third party shall be a beneficiary hereof, whether by implication, law or otherwise.  This Amendment shall be binding upon any new member of the Group, all as provided in Section 6 of the Tax Sharing Agreement, the provisions of which are incorporated herein by this reference thereto.

This Amendment shall be construed and enforced in accordance with the laws of the State of California, such state being the domicile of the principal office of the Parent.  This Amendment supersedes all prior agreements between the parties hereto with respect to the subject matter hereof and constitutes the entire agreement between the parties hereto relating to the subject matter hereof.  Except as amended hereby, the Tax Sharing Agreement shall remain in full force and effect and the parties hereto reaffirm their obligations thereunder.  No waiver by any party of any provision hereof shall be effective unless in writing.  No waiver of any one occurrence shall be deemed a waiver of any other or similar occurrence unless specifically waived in writing.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

All notices, requests and other communications from any of the parties hereto to the other shall be given in the manner provided in the Tax Sharing Agreement.

The parties hereto agree that any information designated by such party as confidential, shall be maintained as confidential by the others as such and each party agrees not to disclose any such information to any person whatsoever other than is necessary to disclose such information to its own employees and other representatives, including tax accountants and legal counsel (and shall advise such person of the confidential nature of the information) for the purpose of effecting the matters contemplated by this Amendment unless such information becomes otherwise publicly available or such party is required to make such disclosure by order of a court or governmental agency.

Each of the parties hereto agrees to execute and deliver such other and further documents as the others may reasonably require to effect the intent hereof.

In the event of any dispute hereunder between the parties hereto, the party prevailing in any litigation instituted hereunder shall be entitled to recover from the other its costs and expenses thereof, including, specifically, its reasonable attorneys fees.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

AGI HOLDING CORP.

By:	/s/ Paul E. Schedler
Paul E. Schedler, Vice President
(the “Parent”)

AFFINITY GROUP HOLDING, INC.
AFFINITY GROUP, INC.
AFFINITY ADVERTISING, LP
AFFINITY BROKERAGE, INC.
AFFINITY ROAD AND TRAVEL CLUB, INC.
AGI PRODUCTIONS, INC.
ARU, INC.
CAMP COAST TO COAST, INC.
CAMPING REALTY, INC.
CAMPING WORLD, INC.
CAMPING WORLD INSURANCE SERVICES OF NEVADA, INC.
CAMPING WORLD INSURANCE SERVICES OF TEXAS, INC.
COAST MARKETING GROUP, INC.
CWI, INC.
CW MICHIGAN, INC.
CWFR CAPITAL CORP.
EHLERT PUBLISHING GROUP, INC.
GOLF CARD INTERNATIONAL CORP.
GOLF CARD RESORT SERVICES, INC.
GSS ENTERPRISES, INC.
POWER SPORTS MEDIA, INC.
TL ENTERPRISES, INC.
VBI INC.

By:	/s/ Thomas F. Wolfe
Thomas F. Wolfe, Chief Financial Officer
(“Subsidiaries”)